                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           CHAMPION ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Dated filed:

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

                                                        CORPORATE HEADQUARTERS
                                                  AUBURN HILLS, MICHIGAN 48326
CHAMPION ENTERPRISES INC.                                       (810) 340-9090

                                                                  March 18, 1996

Dear Shareholder:

     Your Company cordially invites you to attend the 1996 Annual Meeting of Shareholders which will be held at the Hampton Inn, 1461 N. Opdyke Road, Auburn Hills, Michigan, 48326, on Monday, April 29, 1996 at 10:00 a.m., local time.

     It is important that your shares be represented at the meeting, regardless of how many you hold. Whether you plan to attend the meeting or not, we urge that you take time to familiarize yourself with the enclosed proxy materials and that you then promptly sign, date and return the enclosed proxy card in the postage-paid envelope provided, so that as many shares as possible may be represented at the meeting. This will not prevent you from voting your shares in person if you do attend the meeting.

     All shareholders will benefit from your cooperation, since the meeting will have to be adjourned without conducting any business (and the Company will have to incur additional proxy soliciting expenses) if less than a majority of the outstanding shares are represented.

                                            Sincerely,

                                            Walter R. Young, Jr.
                                            Chairman of the Board
                                            of Directors, President and
                                            Chief Executive Officer

                           CHAMPION ENTERPRISES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 29, 1996

     The Annual Meeting of Shareholders of Champion Enterprises, Inc. will be held at the Hampton Inn, 1461 N. Opdyke Road, Auburn Hills, Michigan 48326, on Monday, April 29, 1996 at 10:00 a.m., local time, for the following purposes:

     1. To elect a Board of Directors;

     2. To consider a proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 75,000,000 shares; and

     3. To consider a proposal to approve amendments to the 1995 Stock Option and Incentive Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has designated March 8, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to execute and return immediately the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

     If you are a participant in the Champion Enterprises, Inc. Savings Plan, the enclosed proxy card will represent the number of shares registered in your name and/or the number of shares allocated to your account under the Plan. For those shares held in the Plan, the enclosed proxy card will serve as a direction to the trustee under the Plan as to how the shares are to be voted.

                                            By Order of the Board of Directors,

                                            LOUIS M. BALIUS, SECRETARY

Auburn Hills, Michigan
March 18, 1996

                           CHAMPION ENTERPRISES, INC.
                        2701 UNIVERSITY DRIVE, SUITE 320
                          AUBURN HILLS, MICHIGAN 48326

                            ------------------------

                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 29, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Champion Enterprises, Inc., a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Monday, April 29, 1996, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person by ballot.

     Only shareholders of record of the Company's common stock, $1 par value ("Common Stock"), at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. On that date,
the Company had            shares of Common Stock issued and outstanding. Each
share of Common Stock outstanding on the record date is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares will constitute a quorum. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Shares may not be voted cumulatively for the election of directors.

     The nominees for election to the Board receiving a plurality of votes cast at the Annual Meeting will be elected as Directors. A majority of the shares present, or represented, and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1995 Stock Option and Incentive Plan, and a majority of the outstanding shares entitled to vote at the Annual Meeting is required for approval of the amendment to the Restated Articles of Incorporation. Abstentions are counted for purposes of determining whether a quorum is present at the meeting although broker non-votes are not counted for this purpose. Abstentions and broker non-votes will have the effect of a vote against the proposals to approve amendments to the 1995 Stock Option and Incentive Plan and the amendment to the Restated Articles of Incorporation.

     The entire cost of soliciting proxies will be borne by the Company. The Company will make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy materials to beneficial owners of the Company's stock and will reimburse them for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. Further, the Company may use the services of Morrow & Co., Inc. to solicit proxies.

     The approximate date on which this Proxy Statement and the form of proxy relating hereto will first be sent or given to shareholders is March 18, 1996. The Annual Report to Shareholders for the fiscal year ended December 30, 1995 is enclosed herewith.

                           1.   ELECTION OF DIRECTORS

     Six Directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Shareholders or until a successor is elected and qualified. The following table sets forth certain information regarding management's nominees for election as Directors. All of the nominees are presently Directors of the Company and were elected by the shareholders at the 1995 Annual Meeting. Proxies will be voted for the election of such nominees unless the proxy card is marked (in accordance with the instructions thereon) to indicate that authority to do so is withheld. If, as a result of unknown or unforeseen circumstances, any of such nominees shall be unavailable to serve as a Director, proxies will be voted for the election of such other person or persons as the Board of Directors may select.

                                                                                   Year
                                                                                   First
                                                                                   Became
                                                                                    a
            Name               Age               Principal Occupation              Director
----------------------------   ---    -------------------------------------------  ----
Walter R. Young, Jr.........    51    Chairman of the Board of Directors,
                                      President and Chief Executive Officer of
                                      the Company................................  1990
Robert W. Anestis(1)........    50    President, Anestis & Company, an investment
                                      banking and financial advisory firm
                                      (Westport, Connecticut)....................  1991
Selwyn Isakow(1)............    44    President, The Oxford Investment Group,
                                      Inc., a merchant banking and corporate
                                      development firm (Bloomfield Hills,
                                      Michigan)..................................  1991
George R. Mrkonic(1)(2).....    43    Vice Chairman and President, Borders Group,
                                      Inc., a retailer of books and music (Ann
                                      Arbor, Michigan)...........................  1994
Johnson S. Savary(2)........    67    Of Counsel, Abel, Band, Russell, Collier,
                                      Pitchford & Gordon, attorneys (Sarasota,
                                      Florida)...................................  1979
Carl L. Valdiserri(2).......    59    Chairman and Chief Executive Officer, Rouge
                                      Steel Company, an integrated steel
                                      manufacturer (Dearborn, Michigan)..........  1995

-------------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

CERTAIN INFORMATION REGARDING NOMINEES

     Each of the foregoing persons has been engaged in the principal occupation shown above, or in a similar one with the same employer, for more than five years, except for Messrs. Mrkonic and Savary. Prior to joining Borders Group, Inc. in November 1994, Mr. Mrkonic was Executive Vice President, Specialty Retail Group, at Kmart Corporation since November 1990. Mr. Mrkonic also serves as a director of Comshare, Inc. and Borders Group, Inc. both publicly-traded corporations. For more than five years prior to joining the law firm of Abel, Band, Russell, Collier, Pitchford & Gordon in November 1992, Mr. Savary was a partner of the law firm Dykema Gossett which has provided legal services to the Company during the past fiscal year. Mr. Valdiserri also serves as a director of Rouge Steel Company, a publicly-traded corporation.

COMPENSATION OF DIRECTORS

     Pursuant to the 1995 Stock Retainer Plan for Non-employee Directors ("Retainer Plan"), each Director who is not an employee of the Company ("non-employee Director") receives in lieu of all cash compensation an annual retainer of 2,400 shares of Common Stock of the Company or 2,600 shares if such non-employee Director also serves as a chairperson of a Board Committee. The annual retainer is paid on each Annual Meeting date upon being elected or reelected as a non-employee Director. The Retainer Plan provides for the payment of retainers through the Annual Meeting Date in 2000. Non-employee Directors are reimbursed for expenses they incur in attending Board and Committee meetings, and the Company also maintains business travel accident insurance coverage for them. Directors who are employees of the Company receive no compensation (beyond their compensation for services as an employee) for serving as Directors.

     The 1991 Stock Plan for Directors (the "Directors' Plan") is available to any new non-employee Director upon his or her first election to the Board. Under the Directors' Plan, the first time a non-employee Director is elected at an Annual Meeting, he or she will be entitled to a grant immediately following such Annual Meeting. Stock grants under the Directors' Plan consist of a right to purchase 4,000 shares and a nonqualified stock option to purchase up to 12,000 shares. The right must be exercised within 60 days following the date of grant. Shares purchased pursuant to the right are restricted and nontransferable for a two-year period following the date of purchase. The option becomes exercisable when a non-employee Director has exercised the right in full during the applicable 60-day period. Thereafter, 3,000 shares will become exercisable on each successive Annual Meeting date until the option becomes fully exercisable, even if the Director does not remain on the Board throughout such four-year period. Once the option becomes exercisable, it will remain exercisable for a period not to exceed 10 years from the date of grant, whether or not the non-employee Director remains on the Board for such period. The exercise price for the right is the greater of $1.00 per share or 40% of the fair market value per share on the date of grant and the exercise price for the option is the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. During fiscal 1995, stock option grants were awarded to Mr. Valdiserri upon his first election as a Director of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets regularly, at least once each quarter. During 1995 the Board of Directors held nine meetings. Standing committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The Board of Directors does not have a nominating committee.

     Audit Committee. The Audit Committee, which met three times during 1995, is responsible for recommending to the Board of Directors the selection of independent public accountants; approving the nature and scope of services performed by the independent public accountants and reviewing the range of fees for such services; conferring with the independent public accountants and reviewing the results of their audit; providing assistance to the Board of Directors with respect to the corporate accounting and financial reporting practices of the Company; and, in general, assuring that management fulfills its responsibilities in the preparation of the Company's financial statements and reports.

     Compensation Committee. The Compensation Committee, which met five times during 1995, recommends, for approval by the full Board of Directors, the nature and amount of all compensation for executive officers of the Company. The Compensation Committee also administers the 1987 Stock Option Plan, the 1990 Nonqualified Stock Option Program and the 1995 Stock Option and Incentive Plan.

              2. PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED
                 ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
                 OF AUTHORIZED SHARES OF COMMON STOCK

     The Restated Articles of Incorporation presently authorize 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 8,
1996,          shares of Common Stock were issued and outstanding, and
shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans, compensation plans and other agreements. There were no shares of Preferred Stock issued although 300,000 shares of Series A Preferred Stock were reserved for issuance.

     Proposed Amendment. The Board of Directors is seeking approval of an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 75,000,000 shares. If the proposal is approved by the shareholders, the first paragraph of Article III of the Restated Articles of Incorporation, which sets forth the total authorized capital stock of the Company, will be amended to read as follows:

     The total number of shares of stock which the corporation shall have authority to issue is 80,000,000 shares, of which 75,000,000 shares shall be Common Stock of the par value of $1.00 each ("Common Stock"), and 5,000,000 shares shall be Preferred Stock of no par value ("Preferred Stock").

     Reasons for Proposed Amendment. As a result of the two-for-one stock split of the Common Stock on May 30, 1995 and the increase in the per share stock price that has occurred since that time, an additional increase in the number of authorized shares is needed so there is a sufficient number of available shares for stock splits, financing, acquisitions and other general corporate purposes. The additional shares may be issued by the Board of Directors without further shareholder approval unless required by applicable law, regulation or rule. Although the Company does consider from time to time proposals or transactions involving the issuance of additional shares of Common Stock, there is currently no specific transaction contemplated which would result in the issuance of the additional shares of Common Stock being considered for authorization under this proposal.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION.

                    3. PROPOSAL TO APPROVE AMENDMENTS TO THE
                       1995 STOCK OPTION AND INCENTIVE PLAN

     Certain amendments are needed to the Company's 1995 Stock Option and Incentive Plan (the "1995 Plan") in order to provide the Board with additional flexibility in the granting of performance incentives to executive officers. The amendments will enable the Board to implement the new incentive compensation program for the Chief Executive Officer of the Company (the "CEO Incentive Compensation Program") and also to make restricted stock awards and performance share awards under the 1995 Plan which comply with the requirements of Section 162(m) of the Internal Revenue Code (the "Code"). Compliance with Section 162(m) is necessary to ensure that such awards are fully tax deductible by the Company. See "Executive Compensation -- Compensation Committee Report" for a discussion of the CEO Incentive Compensation Program.

SUMMARY OF PROPOSED AMENDMENTS

     The 1995 Plan, approved by shareholders in 1995, is an incentive compensation plan which ties executive officer compensation to Company performance. Currently, there are 650,000 shares of the Company's Common Stock authorized for issuance under the 1995 Plan and the maximum number of options that can be granted to an optionee in any one fiscal year is 200,000. To implement the CEO Incentive Compensation Program and to ensure the availability of shares for other awards and grants under the 1995 Plan, the Board proposes that the number of shares available for issuance under the 1995 Plan be increased to 1,375,000. In addition, the Board recommends that the maximum number of options and stock appreciation rights that may be granted in any one fiscal year to one optionee be increased to 750,000.

     Additionally, the Board proposes to amend the 1995 Plan so that restricted stock and performance share awards will meet the performance based compensation requirements under Code Section 162(m) to ensure that such awards are fully tax deductible.

     The proposed amendments provide that the Compensation Committee may designate whether a particular restricted stock or performance share award is to be granted pursuant to Code Section 162(m). A grant under Code Section 162(m) is predicated upon the attainment of specified levels of performance by the Company and/or its subsidiaries during a designated performance period, determined by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization. For each restricted stock or performance share award, the Compensation Committee will select those executives who are to receive a Code
Section 162(m) award, determine the performance period, which may be a three to five fiscal year period, determine the target levels of performance, and determine the size of award to be paid to the selected executive if the performance goals are attained. The Compensation Committee will make the foregoing determinations prior to the commencement of the services to which a Code Section 162(m) award relates (or within such time period as is established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain. No Code Section 162(m) award will be payable (or awarded shares of Company stock released from restrictions) until the Compensation Committee has certified in writing that the performance goals have been attained. No recipient in any fiscal year of the Company may receive Code
Section 162(m) restricted stock or performance share awards, respectively, for more than 50,000 shares of the Company's Common Stock.

NEW PLAN BENEFITS UNDER AMENDED 1995 PLAN

     Subject to shareholder approval of the foregoing amendments to the 1995 Plan, on August 31, 1995, the Board of Directors granted the following nonqualified stock option and performance share awards to Mr. Young:

                               NEW PLAN BENEFITS

--------------------------------------------------------------------------------------------
                                                               Number of Shares
Name and Position                                              Subject to Award
--------------------------------------------------------------------------------------------
Walter R. Young, Jr. .......................................   550,000 options
  Chairman of the Board, President and Chief Executive
  Officer                                                      50,000 performance shares
--------------------------------------------------------------------------------------------

SUMMARY OF 1995 PLAN

     The 1995 Plan is an incentive compensation plan which provides for the granting of stock options, stock appreciation rights ("SARs"), restricted stock, performance share awards and annual incentive awards to key employees of the Company. The annual incentive awards are based on pre-established objective performance goals. The 1995 Plan is administered by the Compensation Committee of the Board of Directors.

     Stock Options, SARs, Restricted Stock and Performance Shares. Stock options granted under the 1995 Plan may be either incentive stock options under Code
Section 422 or nonqualified options. The exercise price for incentive stock options must be at least the fair market value of the shares on the grant date. The exercise price for nonqualified options may be less than fair market value. The 1995 Plan also provides for the discretionary grant of SARs in tandem with stock options. The Compensation Committee is also authorized to grant performance share awards and shares of restricted Common Stock upon such terms and conditions as the Committee may determine.

     Annual Performance Incentive Awards. Each year, the Compensation Committee will (i) identify the executive officers who will be eligible to receive annual incentive awards ("Eligible Employees"), (ii) determine a performance period and
(iii) determine target levels of Company performance that must be achieved by the Company for annual incentive awards ("Annual Incentive Awards") to be paid under the 1995 Plan. At the end of each year, the Compensation Committee will certify, in writing, the degree of achievement by the Company of the performance targets and the amount of Annual Incentive Award which may be paid to each Eligible Employee. If the Company fails to achieve a threshold performance target applicable to an Eligible Employee, no Annual Incentive Award will be paid to such Eligible Employee under the 1995 Plan for such year. Annual Incentive Awards will be paid in cash and/or shares of Common Stock of the Company, as determined by the Compensation Committee.

     Code Section 162(m). Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly-paid executive officers of a publicly-traded corporation. Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. It is intended that all awards under the 1995 Plan paid to the named executive officers will be deductible by the Company notwithstanding the limitations of Code Section 162(m) by reason of the exception for performance based compensation, assuming shareholders approve the amendments to the 1995 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1995 STOCK OPTION AND INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is a standing committee of the Board of Directors comprised of three non-employee Directors. Mr. Mrkonic is the Chairman and Messrs. Savary and Valdiserri are the Committee's other members.

     The primary responsibility of the Committee is to establish and monitor the Company's compensation programs for executive officers and senior operating management. The Committee works with management and independent consultants to develop recommendations for approval by the full Board. During 1995, the Committee met five times. Below is the report of the Compensation Committee describing its executive officer compensation policies and the basis for the 1995 compensation of Walter R. Young, Jr., the Company's Chief Executive Officer ("CEO").

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Company's executive compensation policies are designed to attract, retain and motivate executive officers to enhance shareholder value. Executive compensation has three components: (i) annual base salary, (ii) annual performance incentives through cash bonus and awards under the 1995 Stock Option and Incentive Plan, and (iii) long-term performance incentives through participation in the 1987 Stock Option Plan, the 1990 Nonqualified Stock Option Program and the 1995 Stock Option and Incentive Plan.

     The Committee from time to time uses an independent compensation consultant to assist in its analysis and to make recommendations. The consultant has provided the Committee and the Board with the results from a nationwide compensation study covering senior executive officers from general manufacturing companies with annual sales in a range comparable to those of the Company ("Comparable Company Survey"). The Comparable Company Survey includes several hundred companies throughout the United States. The Committee also considers the comparative executive compensation levels for six of the eight companies included in the peer group index component of the Five Year Cumulative Return graph ("Industry Survey"). See "Executive Compensation -- Performance Graph".

     In May 1995, the Board of Directors modified its designation of the executive officers of the Company to include the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer and the Controller. The President of Champion Home Builders Co. and the President of Champion Motor Coach, Inc. are no longer included among the executive officers due to the increased number of operating subsidiaries of the Company (resulting from recent acquisitions) and the decentralized management of those six subsidiaries. The Compensation Committee continues to review the compensation policies for all subsidiary presidents.

     Annual Base Salaries for executive and subsidiary officers are reviewed annually and targeted to be competitive, but toward the lower end of the range of salaries of other companies of comparable size. It is the Company's philosophy to set base salaries at this minimum level but to provide opportunity for significant incentive compensation based on improved Company performance. Executive officer salaries are based on the positions' responsibilities, the individual's performance and compensation data for comparable companies obtained from the Comparable Company Survey and the Industry Survey. Annual base salaries for subsidiary presidents range from $75,000 to $180,000.

     Annual Performance Incentives are provided primarily through cash bonuses. Prior to each fiscal year, the Committee reviews and establishes performance levels for both executive and subsidiary officers. Annual incentive awards to executive officers meet the requirements of Section 162(m) of the Code so that such awards are fully tax deductible by the Company.

     Bonus determinations for executive officers are based solely upon achieving pre-determined levels of earnings per share of the Company. The pre-determined earnings per share levels are reviewed each year and adjusted as appropriate. In each of the last three years the income targets have been increased.

     All six subsidiary presidents receive cash incentive payments based upon achieving pre-determined levels of pretax income for each of their respective subsidiaries. Three subsidiary presidents had incentive programs established when their respective companies were acquired during the past two years. The other three subsidiary presidents had programs established prior to fiscal 1995 or prior to their employment in 1995.

     Long-Term Performance Incentives. The Company believes in management as shareholders and in incentive compensation over the longer term. All stock options granted to executive officers during 1993 and 1994 as long-term performance incentives were granted at exercise prices that were one-fifth to one-third above fair market value on the date of the grant. Accordingly, the value of such premium-priced options is dependent upon significant increases in the Company's share value. Such stock options only reward executive officers to the extent that shareholders also have benefited. The amount of these awards (number of shares) is determined by the Compensation Committee primarily based upon formulas provided by the independent consultant. The formulas are derived from a nationwide data base and present executive officer stock option award levels that are consistent with general industry practices. The formulas are based upon the expected future value of the option stock over a seven-year period at several assumed rates of stock price appreciation.

     No long-term incentive awards were granted to the executive officers during 1995, except to Mr. Young as part of the CEO Incentive Compensation Program described below. Long-term awards were made to four subsidiary presidents during 1995, either in conjunction with the acquisition of their companies or as an inducement to join the Company. Each award to such subsidiary president consisted of stock options, a portion of which were granted at an exercise price below fair market value and a portion of which were granted at an exercise price equal to fair market value. In addition, 17 grants were made to middle management during 1995. Long-term performance incentives are made primarily through the Company's 1987 Stock Option Plan, the 1990 Nonqualified Stock Option Program, the 1993 Middle Management Stock Option Plan and the 1995 Stock Option and Incentive Plan.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee believes that the CEO's compensation should be heavily influenced by Company performance. Accordingly, both annual incentives and long-term incentives for the CEO are tied to Company performance.

     Annual Base Salary. The Committee targets the CEO's base salary to be competitive, but toward the lower end of the range of salaries of CEO's of comparable companies included in the Comparable Company Survey and the Industry Survey. For 1995, the Committee recommended and the Board of Directors approved an increase in the CEO's base compensation from $275,000 to $350,000 which was the first increase for the CEO since 1991. As part of the CEO Incentive Compensation Program described below, the Committee has recommended and the Board has approved an increase in the CEO's annual base salary to $400,000 in 1997 and to $450,000 in 1999.

     Annual Performance Incentive. Based on the achievement of pre-determined 1995 earnings per share targets, Mr. Young was granted a cash bonus of $679,710 in February 1996, for the 1995 year performance.

     Long-Term Performance Incentive. As an inducement for the continued employment of the CEO over the next five years, the Board of Directors on the recommendation of the Compensation Committee approved a new five-year incentive compensation program for Mr. Young, effective August 31, 1995 (the "CEO Incentive Compensation Program"). The Program, which was developed with the assistance of an independent consultant, involves a total of 800,000 shares of Common Stock and is conditioned upon Mr. Young remaining employed with the Company throughout the five-year period and depositing with the Company 250,000 shares of unencumbered Common Stock (the "Deposit Shares") he presently owns. Mr. Young is not permitted to transfer the Deposit Shares until the respective stock awards vest or expire or his employment is terminated, although he retains full ownership and voting rights as to the Deposit Shares. Mr. Young also is not eligible to receive other long-term performance incentives during this five-year period.

     The CEO Incentive Compensation Program provides for performance based compensation under the terms of the 1995 Stock Option and Incentive Plan, and includes (i) options for 200,000 shares at an exercise price of $17 per share, which was the fair market value of the Common Stock on August 31, 1995 (the "Option Price"); (ii) options for 550,000 shares at the Option Price, subject to shareholder approval of the amendments to the 1995 Plan discussed in Proposal 3; and (iii) 50,000 performance shares, subject to shareholder approval of the amendments to the 1995 Plan discussed in Proposal 3.

     The options do not vest unless Mr. Young remains employed by the Company through the fifth anniversary of the grant date, provided however that one-half (375,000) of the options may vest on either the third or fourth anniversary dates if certain stock price appreciation targets are achieved within 60 days prior to such dates. As a further condition to the exercise of the options, Mr. Young has deposited with the Company 234,375 Deposit Shares and has agreed to keep such shares on deposit until such time as the options vest or are terminated. The options expire at the earlier of eight years after grant or three years after vesting.

     The performance shares do not become transferable unless the Company's earnings per share grow at a rate at least equal to the median of the eight companies included in the peer group index component of the Five Year Cumulative Return graph during the performance period commencing January 1, 1996 and ending December 31, 1999. In addition, Mr. Young must remain employed by the Company throughout the performance period, subject to certain exceptions, and must keep on deposit with the Company during the performance period 15,625 additional Deposit Shares. If any of these conditions is not satisfied, Mr. Young would forfeit all of the performance shares.

                                          George R. Mrkonic
                                          Johnson S. Savary
                                          Carl L. Valdiserri

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued, during the Company's last three fiscal years to the Chief Executive Officer and each of the five most highly compensated executive officers of the Company (including Messrs. Gurch and Ensch who ceased to be executive officers on May 1, 1995) in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------
                                                                         Long-Term
                                                    Annual Compensation Compensation
                                            -----------------------------------------
                                                                        Securities     All Other
                                 Fiscal                                 Underlying    Compensation
  Name and Principal Position      Year         Salary     Bonus(3)     Options(#)        (6)
--------------------------------------------------------------------------------------------------
Walter R. Young, Jr..........      1995    $   350,000     $679,710     750,000(4)      $1,300
  Chairman, President and          1994        275,000      679,100       56,000         3,217
     Chief Executive Officer       1993        275,000      412,500       67,000         2,266
A. Jacqueline Dout...........      1995        200,000      194,203         --            817
  Executive Vice President         1994     141,028(1)      200,000     220,000(5)        --
     and Chief Financial           1993             --        --            --            --
     Officer
Louis M. Balius..............      1995        114,000      55,348          --           1,193
  Vice President -- Secretary      1994        105,753      87,000         4,000         1,972
     and General Counsel           1993        105,000      52,500        12,000         1,284
J. Craig Wiles...............      1995         89,500      33,220          --            839
  Treasurer                        1994         87,683      41,618        16,000         2,330
                                   1993         86,116      35,697         4,000         1,960
James M. Gurch...............      1995     108,336(2)      209,284         --           1,566
  Former President --              1994        200,000      512,827       24,000         2,280
     Champion Home Builders        1993        200,000      354,903       24,000          933
     Co.
Thomas J. Ensch..............      1995        176,250      215,300         --           1,446
  President -- Champion            1994        165,000      165,000       16,000         2,319
     Motor Coach, Inc.             1993        160,000      50,000        18,000         1,349
--------------------------------------------------------------------------------------------------

-------------------------
(1) Ms. Dout joined the Company on April 18, 1994.

(2) Mr. Gurch resigned his position with the Company effective July 7, 1995.

(3) Bonus amounts are paid generally in February or March of the year following the fiscal year in which they are earned.

(4) Granted pursuant to the CEO Incentive Compensation Program, of which 550,000 options are subject to shareholder approval of amendments to the 1995 Stock Option and Incentive Plan. See "Proposal 3". The CEO Incentive Compensation Program also included a grant of 50,000 performance shares, which are also subject to shareholder approval of amendments to the 1995 Stock Option and Incentive Plan. See "Executive Compensation -- Long-Term Incentive Plan Awards".

(5) Includes an option grant for 210,000 shares awarded to Ms. Dout as an inducement to join the Company in April 1994.

(6) Reflects the contributions of the Company to the accounts of the named executive officers under the Company's Savings Plan. The Company has no pension program nor does the Company provide vehicles for its executives.

STOCK OPTIONS

     The following table sets forth information with respect to stock options granted by the Company to the Chief Executive Officer during the Company's last fiscal year. In addition, in accordance with SEC rules, there are shown certain hypothetical gains that would exist for the respective options over the full option term, based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted. No stock options were granted during 1995 to any other named executive officer of the Company.

                      OPTION GRANTS IN LAST FISCAL PERIOD

--------------------------------------------------------------------------------------------------------
                                                                                 Potential Realizable
                                                                                       Value at
                                                                                 Assumed Annual Rates
                                                                                    of Stock Price
                                                                                   Appreciation for
                             Individual Grants                                       Option Term
--------------------------------------------------------------------------------------------------------
                                          % of Total
                                           Options
                            Number of      Granted
                           Securities         To
                           Underlying     Employees    Exercise
                             Options      in Fiscal      Price    Expiration
          Name             Granted(#)        Year      ($/Share)    Date          5%            10%
--------------------------------------------------------------------------------------------------------
Walter R. Young, Jr. ...   200,000(1)        16%        $17.00       (3)       $1,623,000   $ 3,888,000
Walter R. Young, Jr. ...   550,000(1)(2)     45          17.00       (3)        4,464,000    10,693,000
--------------------------------------------------------------------------------------------------------

-------------------------
(1) Options granted pursuant to the 1995 Stock Option and Incentive Plan at an exercise price equal to fair market value on the grant date and become exercisable on August 31, 2000 provided Mr. Young remains employed by the Company and keeps certain shares of unencumbered Common Stock he presently owns on deposit with the Company until such options vest or are terminated. One-half of the options become exercisable earlier (in three or four years after the grant date) if certain stock price appreciation is attained.

(2) Subject to shareholder approval of amendments to the 1995 Stock Option and Incentive Plan. See "Proposal 3."

(3) Expire on August 31, 2003 (eight years from the date of grant) or three years from vesting.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the named executives in the Summary Compensation Table, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------
                                                        Number of Securities      Value of Unexercised
                                                       Underlying Unexercised     In-the-Money Options
                                                              Options                   at Fiscal
                                                       at Fiscal Year-End(#)         Year-End($)(1)
                                                     --------------------------  -----------------------
                      Shares Acquired
                        On Exercise       Value
        Name                (#)        Realized($)   Exercisable  Unexercisable  Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------
Walter R. Young,          60,000         $806,250     123,000        750,000(2) $1,727,813  $10,406,250
  Jr.................
A. Jacqueline Dout...         --               --      70,000        120,000     1,392,250    2,190,000
Louis M. Balius......     14,000          171,500      16,000             --       267,250           --
J. Craig Wiles.......         --               --       3,200         12,800        68,400      273,600
James M. Gurch.......     50,000          668,750          --             --            --           --
Thomas J. Ensch......     20,000          308,750      44,000             --       727,125           --
--------------------------------------------------------------------------------------------------------

-------------------------
(1) Assumes a market price of $30.875 per share, which was the last sale price on the last trading day prior to the fiscal year-end.

(2) Includes options for 550,000 shares of Common Stock which are subject to shareholder approval of amendments to the 1995 Stock Option and Incentive Plan. See "Proposal 3."

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning a long-term incentive award made to the Chief Executive Officer during the last fiscal year under the 1995 Stock Option and Incentive Award as part of the CEO Incentive Compensation Program. See "Executive Compensation -- Compensation Committee Report." No other executive officer received such an award during 1995. The Performance Share Award consisted of 50,000 shares of the Company's Common Stock and is subject to shareholder approval of amendments to the 1995 Stock Option and Incentive Plan. See "Proposal 3." The Performance Shares do not become transferable unless the Company's earnings per share grow at a rate at least equal to the median of the eight companies included in the peer group index component of the Five Year Cumulative Return graph during the performance period commencing January 1, 1996 and ending December 31, 1999. In addition, during the performance period Mr. Young must keep on deposit with the Company 15,625 shares of Common Stock of the Company he presently owns and remain employed by the Company, subject to certain exceptions. If any of these conditions is not satisfied, Mr. Young will forfeit all of the Performance Shares. Mr. Young retains voting rights as to the Performance Shares during the performance period.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------
                                                                  Estimated future payouts
                                                              under non-stock price-based plans
                                                        ---------------------------------------------
                                           Performance
                             Number of    period until
                            performance    maturation
           Name               shares        or payout    Threshold(#)     Target(#)     Maximum(#)
-----------------------------------------------------------------------------------------------------
Walter R. Young, Jr. .....     50,000       12/31/99        50,000         50,000         50,000
-----------------------------------------------------------------------------------------------------

PERFORMANCE GRAPH

     Below is a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and an index of peer companies selected by the Company. The Board of Directors has approved a peer group of seven publicly-held manufactured housing companies and one publicly-held commercial vehicle company which have been used for purposes of this performance comparison. These companies were selected based upon their similarity of products and competitive position in the industry. The companies included in the peer group index are Clayton Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Home Corporation, Skyline Corporation, Cavalier Homes, Inc., Schult Homes Corporation, Liberty Homes, Inc. and Supreme Industries, Inc.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
      AMONG CHAMPION ENTERPRISES, INC., S&P 500 INDEX AND PEER GROUP INDEX

                               CHAMPION EN-
     MEASUREMENT PERIOD         TERPRISES,      S&P 500
   (FISCAL YEAR COVERED)           INC           INDEX        PEER GROUP
3/1/91                                  100            100            100
2/28/92                               94.59         114.95         156.24
1/1/93                               227.02         125.01         208.97
1/1/94                               381.04         137.61         232.68
12/31/94                             659.43         139.43         196.15
12/30/95                            1335.07         191.82         304.79

-------------------------
* Assumes that the value of the investment in Champion Common Stock and each index was $100 on March 1, 1991 and that all dividends were reinvested.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENT

     The Company maintains a Change in Control Severance Agreement with Mr. Balius (a "Change in Control Agreement"). The Change in Control Agreement provides that Mr. Balius will be entitled to severance payments in the event there has been a change in control (as defined in the Change of Control Agreement) of the Company and he has incurred a termination of employment. The cash severance benefit is equal to not less than one times his annual base salary at termination, to be determined at the discretion of the Board of Directors. In addition, Mr. Balius is entitled to continue participation in the Company's hospitalization, medical, life insurance and disability insurance programs for a limited period of time after termination of employment.

     The Company also has entered into a Change In Control and Covenant Not to Compete Agreement with Mr. Ensch. In the event of a change in control (as defined in the Agreement) Mr. Ensch would be entitled to an award equal to 5% of the "total enterprise value" (as defined in the Agreement) of Champion Motor Coach, Inc. ("CMC"). The award would be payable in cash or CMC stock depending on the nature of the change in control transaction. The Agreement also prohibits Mr. Ensch from competing with CMC for a period of three years after termination of employment with the Company.

EMPLOYMENT CONTRACTS

     The Company has an Employment Agreement dated April 27, 1990, as amended, with Mr. Young which terminates April 30, 1999 (the "Employment Agreement"). The Employment Agreement provides Mr. Young with a current annual salary of $350,000 (which will increase to $400,000 in 1997 and $450,000 in 1999) and entitles him to participate in all benefit and incentive plans maintained by the Company.

     In the event Mr. Young becomes physically or mentally unable to perform his duties under the Employment Agreement for a period of six consecutive months, the Company may suspend Mr. Young's salary until the physical or mental incapacity no longer exists and Mr. Young is able to resume performance of his duties. In the event Mr. Young is terminated without cause (as defined), he is entitled to receive his salary under the Employment Agreement for its unexpired term. In the event Mr. Young terminates his employment upon a sale or merger, he is entitled to receive an amount equal to his annual salary. Upon termination, Mr. Young may elect to have the Company purchase his outstanding stock options upon the terms contained in the Employment Agreement. Upon termination of his employment (except termination by the Company other than for cause), Mr. Young is prohibited from competing with the Company for a period of two years thereafter.

     The Company also has a letter agreement, dated March 15, 1994 relating to the employment of Ms. Dout. The letter agreement provides for an initial annual salary of $200,000 and participation in the Company's incentive bonus program as well as the Company's medical, life insurance and long-term disability benefits. Ms. Dout's letter agreement provides for severance payments equal to 18 months of salary in the event the Company terminates her employment during the first two years of employment.

                             ADDITIONAL INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to those persons who are known by management of the Company to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of December 30, 1995.

                    Name and Address                        Amount and Nature of     Percent of
                   of Beneficial Owner                      Beneficial Ownership       Class
---------------------------------------------------------   --------------------     ----------
FMR Corp. ...............................................               (1)                 %
82 Devonshire Street
Boston, Massachusetts 02109

-------------------------
(1) As reported in the Schedule 13G, dated February   , 1996, received by the
    Company from such beneficial owner.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by the present Directors and executive officers of the Company.

                                                                Shares Beneficially Owned
                                                                as of December 30, 1995(1)
                                                              ------------------------------
                                                              Number of           Percent of
                           Name                                 Shares              Class
-----------------------------------------------------------   ----------          ----------
Walter R. Young, Jr........................................     619,900(2)              4.02%
Robert W. Anestis..........................................      42,600(3)            *
Selwyn Isakow..............................................      81,400(4)            *
George R. Mrkonic..........................................       9,400(5)            *
Johnson S. Savary..........................................      52,600(6)            *
Carl L. Valdiserri.........................................       6,400               *
A. Jacqueline Dout.........................................      70,000(7)            *
Louis M. Balius............................................      44,828(8)            *
J. Craig Wiles.............................................      11,970(9)            *
All Directors and executive officers as a group (10
  persons).................................................     941,098(10)             6.04%

-------------------------
* Less than 1%

 (1) To the best of the Company's knowledge based on information reported by certain of such Directors and executive officers or contained in the Company's shareholder records. Except as otherwise indicated by additional information included in the footnotes to the table, each of the named persons is presumed to have sole voting and sole investment power with respect to all shares shown.

 (2) Includes 123,000 shares which Mr. Young has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options. Does not include 40,600 shares held by The Young Foundation (a charitable foundation), the voting power of which is shared by Mr. Young as its President. Mr. Young disclaims beneficial ownership of the shares held by The Young Foundation.

 (3) Includes 24,000 shares which Mr. Anestis has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

 (4) Includes 24,000 shares which Mr. Isakow has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

 (5) Includes 3,000 shares which Mr. Mrkonic has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

 (6) Includes 24,000 shares which Mr. Savary has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock
     options. Does not include           shares held by the Walter W. Clark
     Revocable Trust, the voting power of which is shared by Mr. Savary as co-trustee. Mr. Savary disclaims beneficial ownership of the shares held by such trust.

 (7) Includes 70,000 shares which Ms. Dout has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

 (8) Includes 16,000 shares which Mr. Balius has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

 (9) Includes 3,200 shares which Mr. Wiles has the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

(10) Includes 287,200 shares which all present directors and executive officers of the Company as a group have the right to acquire within 60 days after the end of the fiscal year pursuant to the exercise of stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from January 1, 1995 through December 30, 1995 (the fiscal year), all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has served as independent accountants for the Company since 1961, and was selected by the Company's Board of Directors to serve as such during the Company's last fiscal year (ended December 30, 1995). The Company has selected Price Waterhouse LLP to serve as independent accountants for the current fiscal year (ending December 28, 1996). It is anticipated that a representative of Price Waterhouse LLP will be present at the meeting, will have an opportunity to make a statement, and will respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholder proposals to be presented at the 1997 Annual Meeting must be received by the Company not later than November 22, 1996 if they are to be included in the Company's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company's executive offices.

     Shareholder proposals to be presented at the 1997 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement relating to that meeting must be received by the Company not less than 60 nor more than 90 days prior to the date of the meeting or no later than 10 days after the day of the public announcement of the date of such meeting in accordance with the procedures set forth in the Company's Bylaws in order to be properly brought before the Annual or Special Meeting.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                            By Order of the Board of Directors,

                                            LOUIS M. BALIUS, Secretary

March 18, 1996

                                                       CHAMPION
                                                       ENTERPRISES INC.

                                                         NOTICE OF 1996
                                                         ANNUAL MEETING
                                                        OF SHAREHOLDERS
                                                              AND
                                                        PROXY STATEMENT

                         CHAMPION ENTERPRISES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CHAMPION ENTERPRISES, INC.

The undersigned hereby constitutes and appoints Walter R. Young, Jr., and Johnson S. Savary, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders of Champion Enterprises, Inc., to be held at the Hampton Inn, 1461 N. Opdyke Road, Auburn Hills, Michigan, 48326, on Monday, April 29, 1996 at 10:00 A.M., local time, and at any adjournments thereof, upon the following matters:

IF THE UNDERSIGNED SPECIFIES HOW HIS OR HER VOTE SHALL BE CAST AS TO PROPOSALS
(1), (2) AND (3), THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH SPECIFICATION. IF THE UNDERSIGNED DOES NOT SPECIFY HOW HIS OR HER VOTE SHALL BE CAST, THE UNDERSIGNED HEREBY CONFERS UPON THE PROXIES SPECIFIC AUTHORITY TO VOTE SUCH SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF PROPOSALS (2) AND (3).

The undersigned acknowledges receipt of the Proxy Statement dated March
18, 1996 and the Annual Report for the fiscal year ended December 30, 1995 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof, and revokes all former proxies.

If a shareholder is a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card represents the number of shares registered in the participant's name and/or the number of shares allocated to the participant's account under the plan. For those shares held in the plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares are to be voted.

                   PLEASE DO NOT FOLD, STAPLE OR MUTILATE

                 (continued and to be signed on other side)


                            CHAMPION ENTERPRISES

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


                                                       Vote
1. The election as directors of all            For   Withheld    2. Proposal to amend the Restated Articles   For  Against  Abstain
   nominees listed (except as marked           / /     / /          of Incorporation to increase the number    / /    / /      / /
   to the contrary below)                                           of authorized shares of Common Stock
   Walter R. Young, Jr., Robert W. Anestis,                         from 30,000,000 to 75,000,000
   Selwyn Isakow, George R. Mrkonic,                                                                          For  Against  Abstian
   Johnson S. Savary and Carl L. Valdiserri                      3. Proposal to approve amendments to the      / /    / /      / /
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO                          1995 Stock Option and Incentive Plan.
   VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
   THAT NOMINEE'S NAME ON THE LINE
   PROVIDED BELOW.)

____________________________________________________________                               4. In their discretion upon the
     The Board of Directors recommends a vote "FOR" each of the listed proposals.             transaction of such other
                                                                                              business as may properly come
                                                                                              before the meeting.

                                                                                              Please sign this Proxy exactly
                                                                                              as your name appears hereon,
                                                                                              date it, and return it in the
                                                                                              enclosed envelope. Joint owners
                                                                                              should each sign. If you are signing
                                                                                              as guardian, trustee, executor,
                                                                                              administrator or attorney-in-fact,
                                                                                              please so indicate. Please also
                                                                                              note any address correction above.

                                                                                              ______________________________________
                                                                                                            (Signature)

                                                                                              Dated: _________________________, 1996


